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          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 20, 2003
                    (TO PROSPECTUS DATED NOVEMBER 21, 2002)

                    WAMU MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-S1

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER

                                  $446,195,710
                                  (APPROXIMATE)

    The seventh bullet point of the Modeling Assumptions under the heading "Yield and Prepayment Considerations -- Prepayment Assumptions" on page S-43 is amended and restated in its entirety as follows:

     the date of issuance for the certificates is February 28, 2003;

               The date of this Supplement is February 26, 2003.